UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 7, 2018

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd, Suite 250 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 7, 2018, we entered into a Second Amendment to Lease with Radnor Properties-SDC, L.P. (Amended Lease) to lease approximately 22,487 rentable square feet of office space in Radnor, PA.  This Lease amends our existing lease agreement, as amended, with Radnor Properties-SDC, L.P. which we entered into on December 28, 2015 (Original Lease) to replace our existing premises of approximately 8,522 rentable square feet of office space.

The Amended Lease provides for a 78-month, non-cancelable and non-renewable term beginning upon commencement of our occupation of the substitution premises.  Rent will start at $34 per square foot, or approximately $765,000 per year initially, and increase annually pursuant to a fixed rent schedule to approximately $860,000 for the final year.  The Amended Lease also provides for an Improvement Allowance of $40 per square foot, or approximately $900,000.

A copy of the Amended Lease as modifying the Original Lease is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The descriptions of the Original Lease and Amended Lease are a summary only and are qualified in their entirety by reference to Exhibit 10.1.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1

Second Amendment to Lease agreement dated as of December 7, 2018 between Radnor Properties-SDC, L.P. and Marinus Pharmaceuticals, Inc, amending Lease agreement, as amended, dated as of December 28, 2015 between Radnor Properties-SDC, L.P. and Marinus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  December 7, 2018